Lifetime Achievement Fund, Inc.
Exhibit 12(b) to Form N-CSR
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Name of Issuer: Lifetime Achievement Fund, Inc.
     In connection with the Report on Form N-CSR (the “Report”) of the above-named issuer for the period ended December 31, 2006 that is accompanied by this certification, each of the undersigned hereby certifies that, to the undersigned’s knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

By:	/s/ Roland R. Manarin Roland R. Manarin, President
Principal Executive Officer
Date: March 6, 2007

By:	/s/ Aron D. Huddleston
Aron D. Huddleston, Vice President and Treasurer
Principal Financial Officer
Date: March 6, 2007
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to UMB Fund Services, Inc. and will be retained by UMB Fund Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
This statement accompanies this Report and shall not be deemed as filed by the issuer for purposes of the Securities Exchange Act of 1934.